UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2014

Global Digital Solutions, Inc.

(Exact name of registrant as specified in its charter)

New Jersey	000-26361	22-3392051
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 South Flagler Drive, Suite 800 West

West Palm Beach, Florida 33401

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (561) 515-6163

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported on July 7, 2014 and August 4, 2014, (i) effective July 2, 2014, Global Digital Solutions, Inc. (the “Company”) appointed Stephen L. Norris as a member of its Board of Directors (the “Board”) and as Chairman and CEO of the Company’s wholly-owned subsidiary, GDSI International, and (ii) effective as of July 7, 2014, the Board elected Mr. Norris Vice Chairman of the Company.

The Company and Mr. Norris have entered into a Restricted Stock Unit Agreement dated August 25, 2014 which provides that Mr. Norris will be granted 12 million restricted stock units (“Units”) convertible into 12 million shares of the Company’s common stock, with a fair market value of $3,600,000 at July 1, 2014. 4,000,000 Units will vest in respect of each fiscal year of GDSI International from 2015 through 2017 if the company has achieved at least 90% of the total revenue targets set forth in the Restricted Stock Unit Agreement.  If less than 90% of the target is achieved in respect of any such fiscal year, then the number of Units vesting for that fiscal year shall be 4,000,000 times the applicable percentage shown in the Restricted Stock Unit Agreement; provided that, if the company shall exceed 100% of the revenue target for the 2016 or 2017 fiscal year, and shall have failed to reach 90% of the target for a prior fiscal year, the excess over 100% shall be applied to reduce the deficiency in the prior year(s), and an additional number of Units shall vest to reflect the increased revenue for such prior fiscal year.  Any such excess shall be applied first to reduce any deficiency for the 2015 fiscal year and then for the 2016 fiscal year.  The vesting of the Units shall be effective upon the issuance of the audited financial statements of the Company for the applicable fiscal year, and shall be based upon the total revenue of GDSI International as reflected in such financial statements.

The forging description of certain terms of the Restricted Stock Unit Agreement as set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Restricted Stock Unit Agreement which is attached hereto as Exhibit 10.1 and which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Restricted Stock Unit Agreement – Stephen L. Norris – August 25, 2014

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Digital Solutions, Inc.

Date: August 25, 2014	By:	/s/ David A. Loppert
David A. Loppert
Chief Financial Officer

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Exhibit Index

Exhibit No.	Description
10.1	Restricted Stock Unit Agreement – Stephen L. Norris – August 25, 2014

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